Exhibit 99 (n)(ii)


                               POWER OF ATTORNEY

                  That each of the undersigned directors of The Gabelli Global Multimedia Trust Inc., a corporation formed under the laws of the State of Maryland (the "Company"), constitutes and appoints each Bruce N. Alpert and James E. McKee, his true and lawful attorney and agent, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or director, Registration Statements on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company, the registration or offering of the Company's common shares, par value $.001 per share, or the registration or offering of the Company's preferred shares, par value $.001 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent, or any of them, may do or cause to be done by virtue of these presents.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.



           IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this ___ day of February, 2003.


/s/ Mario J. Gabelli                /s/ Karl Otto Pohl
________________________            ________________________
Mario J. Gabelli                    Karl Otto Pohl
Director, President, and            Director
Chief Investment Officer


/s/Thomas E. Bratter                /s/ Anthony R. Pustorino
________________________            ________________________
Thomas E. Bratter                   Anthony R. Pustorino
Director                            Director


/s/ Anthony J. Colavita             /s/ Werner J. Roeder, MD
________________________            ________________________
Anthony J. Colavita                 Werner J. Roeder, MD
Director                            Director


/s/ James P. Conn                   /s/ Salvatore J. Zizza
________________________            ________________________
James P. Conn                       Salvatore J. Zizza
Director                            Director


/s/ Frank J. Fahrenkopf, Jr.
____________________________
Frank J. Fahrenkopf, Jr.
Director